    EXHIBIT 99.1

Oil States Announces First Quarter 2023 Results
•Net income of $2.2 million, or $0.03 per diluted share, reported for the quarter
•Revenue of $196.2 million, while down 3% sequentially, increased 20% year-over-year
•Adjusted EBITDA (a non-GAAP measure(1)) of $21.4 million increased $0.9 million sequentially and $6.9 million year-over-year
•Offshore/Manufactured Products segment's backlog increased sequentially for a third consecutive quarter totaling $326 million as of March 31, with a quarterly book-to-bill ratio of 1.2x
•Received two 2023 Spotlight on New TechnologyTM Awards from the Offshore Technology Conference ("OTC") for our FTLP™ Floating Wind Platform design and our Active Seat Gate Valve
•Recipient of the Hart Energy 2023 Meritorious Engineering Award for our MPD-Ready Jack-Up Drilling Riser System
•Honored with the 2023 National Ocean Industries Association ("NOIA") Safety in Seas "Culture of Safety Award" for overall organizational immersion in and commitment to safety
HOUSTON, April 27, 2023 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	March 31, 2023	December 31, 2022	March 31, 2022	Sequential	Year-over-Year
Consolidated results:
Revenues	$196,199	$202,434	$164,044	(3)%	20%
Operating income (loss)	$5,875	$3,273	$(4,336)	79%	nm
Net income (loss)	$2,158	$2,885	$(9,424)	(25)%	nm
Diluted earning per share	$0.03	$0.05	$(0.16)	(40)%	nm
Adjusted EBITDA(1)	$21,407	$20,542	$14,506	4%	48%

Revenues by segment:
Offshore/Manufactured Products	$98,199	$105,107	$84,112	(7)%	17%
Well Site Services	67,058	67,689	48,172	(1)%	39%
Downhole Technologies	30,942	29,638	31,760	4%	(3)%

Operating income (loss) by segment:
Offshore/Manufactured Products	$11,090	$12,258	$10,196	(10)%	9%
Well Site Services	6,966	5,300	(3,395)	31%	nm
Downhole Technologies	(1,519)	(3,337)	(1,505)	54%	(1)%

Adjusted Segment EBITDA (a non-GAAP measure(1)):
Offshore/Manufactured Products	$15,923	$17,751	$15,567	(10)%	2%
Well Site Services	13,223	12,516	5,523	6%	139%
Downhole Technologies	2,756	1,042	2,877	164%	(4)%
___________________
(1)Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures, see "Reconciliations of GAAP to Non-GAAP Financial Information" tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.

Oil States International, Inc. reported net income of $2.2 million, or $0.03 per share, for the first quarter of 2023 on revenues of $196.2 million and Adjusted EBITDA of $21.4 million. These results compare to revenues of $202.4 million, net income of $2.9 million, or $0.05 per share, and Adjusted EBITDA of $20.5 million reported in the fourth quarter of 2022.
Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,
"Our operating results during the quarter were fairly strong relative to industry benchmarks, with net income generation, EBITDA growth, improving margins and backlog growth. Our organization's long-term focus on addressing the challenges our customers face with technically advanced products and services drove sequential and year-over-year increases in both consolidated operating income and Adjusted EBITDA.
"In the first quarter, our Offshore/Manufactured Products segment revenues decreased 7% sequentially totaling $98.2 million, while Adjusted Segment EBITDA totaled $15.9 million. Backlog increased $18 million in the quarter, totaling $326 million as of March 31. The segment's quarterly bookings totaled $118 million in the first quarter of 2023, yielding a quarterly book-to-bill ratio of 1.2x.
"Revenues reported by our Well Site Services segment decreased slightly due to normal seasonality, but Adjusted Segment EBITDA rose 6% from the fourth quarter of 2022 – with the impact of lower activity in the Rocky Mountain region of the United States substantially offset by large customer projects in the Northeast region.
"Our Downhole Technologies segment revenues increased 4%, while Adjusted Segment EBITDA increased 164% from the fourth quarter of 2022, driven by increased international perforating sales and a favorable shift in sales mix.
"Complementing Oil States' continued expansion of financial returns, our historical investments in technology and safety were also recognized with: the award of our first two projects for our proprietary Managed Pressure Drilling and Riser Gas Handling System; two 2023 Spotlight on New Technology™ Awards from the Offshore Technology Conference; a 2023 Meritorious Engineering Award from Hart Energy; and the 2023 NOIA Safety in Seas Culture of Safety Award. We are very proud of the industry's recognition of the accomplishments of our global team – providing new technologies to the traditional oil and gas industry while leveraging our core expertise to enable pathways toward a multi-source energy mix to meet growing global demand. These technology advancements will augment our core technologies and set the stage for longer-term growth."
Business Segment Results
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore/Manufactured Products
Offshore/Manufactured Products reported revenues of $98.2 million, operating income of $11.1 million and Adjusted Segment EBITDA of $15.9 million in the first quarter of 2023, compared to revenues of $105.1 million, operating income of $12.3 million and Adjusted Segment EBITDA of $17.8 million reported in the fourth quarter of 2022. Adjusted Segment EBITDA margin in the first quarter of 2023 was 16%, compared to 17% in the prior quarter.
Backlog totaled $326 million as of March 31, 2023, an increase of $18 million, or 6%, from December 31, 2022 and $61 million, or 23%, from March 31, 2022. The current quarter-end backlog is at its highest level since December 31, 2015. First quarter 2023 bookings totaled $118 million, yielding a quarterly book-to-bill ratio of 1.2x.
Well Site Services
Well Site Services reported revenues of $67.1 million, operating income of $7.0 million and Adjusted Segment EBITDA of $13.2 million in the first quarter of 2023, compared to revenues of $67.7 million, operating income of $5.3 million and Adjusted Segment EBITDA of $12.5 million reported in the fourth quarter of 2022. Adjusted Segment EBITDA margin was 20% in the first quarter of 2023, compared to 18% in the fourth quarter of 2022.
Downhole Technologies
Downhole Technologies reported revenues of $30.9 million, an operating loss of $1.5 million and Adjusted Segment EBITDA of $2.8 million in the first quarter of 2023, compared to revenues of $29.6 million, an operating loss of $3.3 million and Adjusted Segment EBITDA of $1.0 million reported in the fourth quarter of 2022. Adjusted Segment EBITDA margin in the first quarter of 2023 was 9%, compared to 4% in the fourth quarter of 2022.

Corporate
Corporate operating expenses in the first quarter of 2023 totaled $10.7 million.
Interest Expense, Net
Net interest expense totaled $2.4 million in the first quarter of 2023, which included $0.4 million of non-cash amortization of deferred debt issuance costs.
Income Taxes
The Company recognized tax expense of $1.6 million on pre-tax income of $3.8 million during the first quarter of 2023. In the fourth quarter of 2022, the Company recognized a tax benefit of $0.5 million on pre-tax income of $2.4 million.
Financial Condition
On February 15, 2023, the Company repaid the $17.3 million principal amount, plus accrued interest, outstanding under its 1.50% convertible senior notes.
Due to the repayment of the 1.5% convertible senior notes and seasonal working capital investments, $5.0 million in borrowings were outstanding under the Company's asset-based revolving credit facility (the "ABL Facility") at March 31, 2023. Cash on-hand decreased from $42.0 million at December 31, 2022 to $15.8 million at March 31, 2023. Liquidity (cash plus borrowing availability) totaled $108.6 million at March 31, 2023, with amounts available to be drawn under the ABL Facility totaling $92.8 million.
The Company's total debt represented 17% of combined total debt and stockholders' equity at March 31, 2023, compared to 18% at December 31, 2022. Net Debt to annualized first quarter 2023 Adjusted EBITDA ratio was 1.4x at March 31, 2023.
On February 16, 2023, the Company's Board of Directors approved a $25.0 million stock repurchase plan, which extends through February 2025. No stock repurchases were made during the first quarter of 2023.
Other Highlights – Industry Awards, Technology Advancements and R&D Efforts
•In the first quarter of 2023, the Company was awarded two contracts for its recently introduced Managed Pressure Drilling and Riser Gas Handling ("MPD" and "RGH") System, which integrates managed pressure drilling and riser gas handling into a deepwater drilling riser to create a safer environment, dramatically reduce non-productive time, promote faster connections and enhance total cost of ownership. The MPD and RGH System's innovative design features retrievable annular packers to substantially reduce maintenance and non-productive time while its smaller size reduces the rig footprint by up to 40 percent. The system includes features that remove workers from the red zone to significantly increase safety.
•The Company was honored with the 2023 NOIA Safety in Seas Culture of Safety Award. The Culture of Safety Award recognizes overall organizational immersion in and commitment to safety, which has resulted in remarkable, measurable and sustained safety performance over a prolonged period of time.
•2023 Spotlight on New TechnologyTM Awards from the Offshore Technology Conference
◦Rooted in 40-plus years of fixed offshore and deepwater floating infrastructure experience, the Company has developed the FTLP™ Floating Wind Platform – a potentially game-changing technology offering mid-water depth offshore wind operators the benefits of a highly-stable, floating-platform structure with reduced cost and streamlined installation capability compared to traditional floating wind platforms.
◦The Company's Active Seat Gate Valve provides exceptional sealing performance to dramatically reduce the amount of heavy grease used during valve operations, which significantly reduces grease disposal needs. Personnel intervention at the wellhead is substantially lowered as well, boosting safety and efficiency.
•The Company received the 2023 Meritorious Engineering Award from Hart Energy for its MPD-Ready Jack-Up Drilling Riser System. With a growing number of high-pressure wells being drilled offshore, more jack-ups require upgrades to safely manage pressures encountered during the drilling process. The Company's MPD-Ready High-Pressure Riser Systems for jack-ups are specifically engineered to meet this need, offering operators greater capability, safety and efficiency.
•The Company's Merlin™ Mineral Riser, designed for water depth of 6,000 meters, was successfully run to a water depth of 4,500 meters (or almost three miles).

Conference Call Information
The call is scheduled for April 28, 2023 at 10:00 a.m. Central Daylight Time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".
For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries ("OPEC") and other producing nations with respect to crude oil production levels and pricing, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2022. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Revenues:
Products	$99,840	$101,027	$85,761
Services	96,359	101,407	78,283
	196,199	202,434	164,044

Costs and expenses:
Product costs	78,677	81,606	64,801
Service costs	72,058	76,891	61,803
Cost of revenues (exclusive of depreciation and amortization expense presented below)	150,735	158,497	126,604
Selling, general and administrative expense	24,016	25,074	23,833
Depreciation and amortization expense	15,256	15,865	17,817
Other operating (income) expense, net	317	(275)	126
	190,324	199,161	168,380
Operating income (loss)	5,875	3,273	(4,336)

Interest expense, net	(2,391)	(2,333)	(2,672)
Other income, net	276	1,423	1,025
Income (loss) before income taxes	3,760	2,363	(5,983)
Income tax (provision) benefit	(1,602)	522	(3,441)
Net income (loss)	$2,158	$2,885	$(9,424)

Net income (loss) per share:
Basic	$0.03	$0.05	$(0.16)
Diluted	0.03	0.05	(0.16)

Weighted average number of common shares outstanding:
Basic	62,825	62,678	60,498
Diluted	63,072	62,768	60,498

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,807	$42,018
Accounts receivable, net	220,202	218,769
Inventories, net	196,278	182,658
Prepaid expenses and other current assets	18,130	19,317
Total current assets	450,417	462,762

Property, plant, and equipment, net	306,134	303,835
Operating lease assets, net	23,828	23,028
Goodwill, net	79,579	79,282
Other intangible assets, net	165,673	169,798
Other noncurrent assets	24,506	25,687
Total assets	$1,050,137	$1,064,392

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$527	$17,831
Accounts payable	73,478	73,251
Accrued liabilities	35,414	49,057
Current operating lease liabilities	6,528	6,142
Income taxes payable	3,719	2,605
Deferred revenue	48,969	44,790
Total current liabilities	168,635	193,676

Long-term debt	138,484	135,066
Long-term operating lease liabilities	20,912	20,658
Deferred income taxes	7,143	6,652
Other noncurrent liabilities	19,445	18,782
Total liabilities	354,619	374,834

Stockholders' equity:
Common stock	771	766
Additional paid-in capital	1,123,876	1,122,292
Retained earnings	274,185	272,027
Accumulated other comprehensive loss	(74,792)	(78,941)
Treasury stock	(628,522)	(626,586)
Total stockholders' equity	695,518	689,558
Total liabilities and stockholders' equity	$1,050,137	$1,064,392

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$2,158	$(9,424)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	15,256	17,817
Stock-based compensation expense	1,589	1,835
Amortization of deferred financing costs	449	469
Deferred income tax provision (benefit)	396	(174)
Gains on disposals of assets	(210)	(543)
Other, net	17	550
Changes in operating assets and liabilities:
Accounts receivable	(745)	(9,086)
Inventories	(12,802)	(13,090)
Accounts payable and accrued liabilities	(18,329)	(4,555)
Deferred revenue	4,179	4,324
Other operating assets and liabilities, net	2,124	1,142
Net cash flows used in operating activities	(5,918)	(10,735)

Cash flows from investing activities:
Capital expenditures	(6,568)	(2,858)
Proceeds from disposition of property and equipment	223	869
Other, net	(48)	(67)
Net cash flows used in investing activities	(6,393)	(2,056)

Cash flows from financing activities:
Revolving credit facility borrowings	27,865	367
Revolving credit facility repayments	(22,865)	(367)
Repayment of 1.50% convertible senior notes	(17,315)	—
Other debt and finance lease repayments, net	(106)	(165)
Payment of financing costs	(21)	(68)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(1,936)	(990)
Net cash flows used in financing activities	(14,378)	(1,223)

Effect of exchange rate changes on cash and cash equivalents	478	320
Net change in cash and cash equivalents	(26,211)	(13,694)
Cash and cash equivalents, beginning of period	42,018	52,852
Cash and cash equivalents, end of period	$15,807	$39,158

Cash paid (received) for:
Interest	$485	$522
Income taxes, net	(2,465)	119

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022(2)
Revenues:
Offshore/Manufactured Products(1):
Project-driven products	$39,132	$44,187	$33,844
Short-cycle products	27,440	24,207	20,624
Other products and services	31,627	36,713	29,644
Total Offshore/Manufactured Products	98,199	105,107	84,112
Well Site Services	67,058	67,689	48,172
Downhole Technologies	30,942	29,638	31,760
Total revenues	$196,199	$202,434	$164,044

Operating income (loss):
Offshore/Manufactured Products	$11,090	$12,258	$10,196
Well Site Services	6,966	5,300	(3,395)
Downhole Technologies	(1,519)	(3,337)	(1,505)
Corporate	(10,662)	(10,948)	(9,632)
Total operating income (loss)	$5,875	$3,273	$(4,336)
________________
(1)Disaggregated revenue data is provided to supplement the Segment Data.
(2)Operating income (loss) for the three months ended March 31, 2022 included $0.8 million of bad debt expense on receivables from Russia-based customers within the Offshore/Manufactured Products segment.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022

Net income (loss)	$2,158	$2,885	$(9,424)
Interest expense, net	2,391	2,333	2,672
Income tax provision (benefit)	1,602	(522)	3,441
Depreciation and amortization expense	15,256	15,865	17,817
Gains on extinguishment of 1.50% convertible senior notes	—	(19)	—
Adjusted EBITDA	$21,407	$20,542	$14,506
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes and depreciation and amortization expense, less gains on extinguishment of 1.50% convertible senior notes (the "2023 Notes"). Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Offshore/Manufactured Products:
Operating income	$11,090	$12,258	$10,196
Other income, net	165	693	41
Depreciation and amortization expense	4,668	4,800	5,330
Adjusted Segment EBITDA	$15,923	$17,751	$15,567

Well Site Services:
Operating income (loss)	$6,966	$5,300	$(3,395)
Other income, net	111	711	986
Depreciation and amortization expense	6,146	6,505	7,932
Adjusted Segment EBITDA	$13,223	$12,516	$5,523

Downhole Technologies:
Operating loss	$(1,519)	$(3,337)	$(1,505)
Other expense, net	—	—	(2)
Depreciation and amortization expense	4,275	4,379	4,384
Adjusted Segment EBITDA	$2,756	$1,042	$2,877

Corporate:
Operating loss	$(10,662)	$(10,948)	$(9,632)
Other income, net	—	19	—
Depreciation and amortization expense	167	181	171
Gains on extinguishment of 1.50% convertible senior notes	—	(19)	—
Adjusted Segment EBITDA	$(10,495)	$(10,767)	$(9,461)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense) and depreciation and amortization expense, less gains on extinguishment of the 2023 Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
RATIO OF NET DEBT TO ANNUALIZED FIRST QUARTER 2023 ADJUSTED EBITDA (C)
(Dollars, In Thousands)
(Unaudited)

March 31, 2023
Total debt	$139,011
Less: cash and cash equivalents	(15,807)
Net Debt	$123,204

First quarter 2023 Adjusted EBITDA	$21,407
Annualized first quarter 2023 Adjusted EBITDA	85,628
Ratio of Net Debt to annualized first quarter Adjusted EBITDA	1.4x
________________
(C)The Company has included Net Debt and the ratio of Net Debt to annualized first quarter 2023 Adjusted EBITDA as a supplemental disclosure because its management believes that this data provides useful information regarding the level of the Company’s indebtedness and its ability to service debt. Net Debt and the ratio of Net Debt to annualized first quarter 2023 Adjusted EBITDA are not financial measures under GAAP and should not be considered in isolation from or as a substitute for total debt, net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.